                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                            PETROCORP INCORPORATED
                                (the "Company")

      -------------------------------------------------------------------
             Incorporated Under The Texas Business Corporation Act
      -------------------------------------------------------------------

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.01.  Principal Office.  The principal business office of the
     ------------   ----------------
Company shall be at 16800 Greenspoint Park Drive, Suite 300, North Atrium, Houston, Texas 77060.

     Section 1.02.  Other Offices.  The Company may have such other business
     ------------   -------------
offices, within or without the State of Texas, as the Board of Directors may from time to time establish or the business of the Company may require.


                                   ARTICLE II

                                 CAPITAL STOCK
                                 -------------

     Section 2.01.  Certificates Representing Shares.  Shares of the capital
     ------------   --------------------------------
stock of the Company shall be represented by certificates in such form or forms as the Board of Directors may approve, provided that such form or forms shall comply with all applicable requirements of law and of the Articles of Incorporation. Such certificates shall be signed by the Chairman of the Board and Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company and, if the Company shall have a seal, may be sealed with the seal of the Company or may be imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Company itself or an employee thereof, the signature of any or all of the foregoing officers of the Company on such certificate may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, for any reason, prior to the issuance or delivery of any such certificate to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of the date of such issuance, and issuance and delivery of such certificate shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and, as they are issued, a record of such issuance shall be entered in the books of the Company.

     Section 2.02.  Stock Certificate Book and Shareholders of Record.  The
     ------------   -------------------------------------------------
Secretary of the Company shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the numbers of the certificates representing such shares, the dates of issue of such certificates, and whether such certificates originate from original issue or from transfer of shares. The names and addresses of shareholders as they appear on the stock certificate book shall be and constitute the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and, except as otherwise required by law, shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, without limitation, a purchaser, assignee or transferee, whether or not the Company shall have either actual or constructive notice of the interest of such other person, unless and until such other person becomes the holder of record of such shares.

     Section 2.03.  Shareholder's Change of Name or Address.  Each shareholder
     ------------   ---------------------------------------
shall promptly notify the Secretary of the Company, at the Company's principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of such shareholder from that as it appears upon the official list of shareholders of record of the Company. Upon receipt of such written notice, the Secretary of the Company shall enter such changes into all affected Company records, including, but not limited to, the official list of shareholders of record.

     Section 2.04.  Transfer of Stock.  Shares of stock of the Company are
     ------------   -----------------
transferable only on the books of the Company by the holder of record thereof, or by his or her duly authorized attorney or other legal representative, upon surrender of the certificate or certificates representing such shares, properly endorsed or assigned. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates representing shares of the Company as it deems appropriate.

     Section 2.05.  Transfer Agent and Registrar.  The Board of Directors may
     ------------   ----------------------------
appoint one or more transfer agents or registrars of the Company's shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

     Section 2.06.  Lost, Stolen or Destroyed Certificates.  The Company may
     ------------   --------------------------------------
issue a new certificate or certificates representing shares of stock of the Company in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may, as a condition to such issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's duly authorized attorney or other legal representative, to (i) make and furnish to the Company an affidavit as to such loss, theft or destruction, (ii) give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or certificates, and
(iii) satisfy any other conditions which the Board of Directors in its discretion shall determine to be appropriate.

     Section 2.07.  Fractional Shares.  Only whole shares of the stock of the
     ------------   -----------------
Company shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the Board of Directors, or the officers in the exercise of powers delegated by the Board of Directors, shall take such measures consistent with the law, the Articles of Incorporation and these Bylaws, including, but not limited to, the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.


                                  ARTICLE III

                                  SHAREHOLDERS
                                  ------------

     Section 3.01.  Annual Meeting.  The annual meeting of the shareholders for
     ------------   --------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, and at such time and place, within or without the State of Texas, as shall be designated from time to time by the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

     Section 3.02.  Special Meetings.  Except as otherwise provided by law or by
     ------------   ----------------
the Articles of Incorporation, special meetings of the shareholders may be called by the Chairman of the Board and Chief Executive Officer, the President, any one of the directors, or the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting, and shall be held at the principal office of the Company, or at such other place, within or without the State of Texas, and at such time as may be stated in the notice calling any such meeting. Only business within the purpose or purposes described in the notice required by Section 3.03 of these Bylaws may be conducted at a special meeting of shareholders.

     Section 3.03.  Notice of Meetings; Waiver of Notice.  Written or printed
     ------------   ------------------------------------
notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special shareholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of such meeting, either personally or by mail, by or at the direction of the Chairman of the Board and Chief Executive Officer, the President, the Secretary or the persons calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. Any notice required to be given to a shareholder pursuant to this Section
3.03 or any other provision of these Bylaws, or the Articles of Incorporation of the Company or any provision of the Texas Business Corporation Act, need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Company, and all notices of meetings of shareholders of the Company held during the period between such annual meetings, if any, or (b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Company during any twelve-month period, have been mailed to such shareholder at his address as shown on the share transfer records of the Company and have been returned undeliverable, and any action or meeting of shareholders of the Company taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Company a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated therein, shall be equivalent to the receipt by such shareholder of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any shareholders' meeting shall be required.

     Section 3.04.  Registered Holders of Shares, Closing of Share Transfer
     ------------   -------------------------------------------------------
Records and Record Date.  The Company may regard the person in whose name any
- -----------------------
shares issued by the Company are registered in the share transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to this Section 3.04) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Articles 2.22 or 2.30 of the Texas Business Corporation Act, or giving proxies with respect to those shares. Neither the Company nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Company may provide that the share transfer records of the Company shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least the ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, or, in the case of a special meeting called by shareholders pursuant to Section 3.02 of these Bylaws, the date on which the first shareholder signs the notice for such meeting, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.04, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of such closing has expired.

     Unless a record date shall have previously been fixed or determined pursuant to this Section 3.04, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors of the Company may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors of the Company. If no record date has been fixed by the Board of Directors of the Company and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Chairman of the Board and Chief Executive Officer or the President. If no record date shall have been fixed by the Board of Directors of the Company and prior action of the Board of Directors of the Company is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors of the Company adopts a resolution taking such prior action.

     Section 3.05.  Voting List.  The officer or agent having charge of the
     ------------   -----------
share transfer records for shares of stock of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal place of business of the Company and shall be subject to lawful inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.

     Section 3.06.  Quorum and Officers.  A quorum shall be present at a meeting
     ------------   -------------------
of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the articles of incorporation or these bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. The Chairman of the Board and Chief Executive Officer or the President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders, and, in the absence of either such officer, these duties shall be performed by any other officer authorized by these Bylaws or any person appointed by resolution duly adopted at the meeting.

     Section 3.07.  Voting at Meetings.  Each outstanding share shall be
     ------------   ------------------
entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation or these Bylaws or the laws of the State of Texas provide otherwise. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these Bylaws.

     Unless otherwise provided in the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     Section 3.08.  Proxies.  A shareholder may vote either in person or by
     ------------   -------
proxy executed in writing by the shareholder and filed with the Secretary of the Company prior to or at the meeting to which such proxy relates. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this
Section 3.08. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, or unless the proxy is otherwise made irrevocable by law.

     Section 3.09.  Balloting.  Upon the demand of any shareholder, the vote
     ------------   ---------
upon any question before a meeting of shareholders shall be taken by ballot. At each shareholders' meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors inspectors of election shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as an inspector of election. The number of votes cast by shares in any election of directors shall be recorded in the minutes of the meeting at which such election was held.

     Section 3.10.  Record of Shareholders.  The Company shall keep at its
     ------------   ----------------------
principal business office, or at the office of its transfer agents or registrars, a record of the original issuance of shares issued by the Company and a record of each transfer of those shares that have been presented to the Company for registration or transfer. Such records shall contain the names and addresses of all past and current shareholders of the Company and the number and class of shares issued by the Company held by each of them.

     Section 3.11.  Actions Without a Meeting.  Any action required by statute
     ------------   -------------------------
to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all shares entitled to vote with respect to the action that is subject to the consent.

     A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 3.11. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by statute concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act and that any written notice required by such Article 9.10 has been given. Any such signed written consent shall be placed in the minute book of the Company.

                                  ARTICLE IV

                              BOARD OF DIRECTORS
                              ------------------

     Section 4.01.  Qualification and Number.
     ------------   ------------------------

     (a) The property, business and affairs of the Company shall be managed and controlled by the Board of Directors and, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws, the Board of Directors may exercise all the powers of the Company. Directors need not be residents of Texas or shareholders of the Company absent provision to the contrary in the Articles of Incorporation or laws of the State of Texas.

     (b) The number of directors of the Company (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company, other than the common stock, which may at some time by outstanding, voting separately as a class or classes) shall be fixed at seven and may thereafter be increased, subject to Section 7.02 of these Bylaws, or decreased (provided that any decrease does not shorten the term of any incumbent director) from time to time by amendment of these Bylaws. Such number shall, without the necessity of any amendment of this Section 4.01(b), automatically be increased from time to time as may be necessary to permit the inclusion of the Board of Directors of any director elected by a separate vote of holders of any one or more classes or series of preferred stock of the Company, or any other class or series of stock of the Company, other than common stock, that are outstanding at the time of such increase.

     Section 4.02.  Term, Removal and Vacancies.
     ------------   ---------------------------

     (a) The Board of Directors (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, voting separately as a class or classes) shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the first election of directors following the adoption of these Bylaws, the directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, the directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and the directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders, the respective successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any increase in the number of directors elected by holders of common stock shall be apportioned among the classes of directors so as to make each class as nearly equal in number as possible.

     (b) Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these Bylaws), any director or the entire board of directors may be removed with or without cause only by the affirmative vote of not less than the holders of two-thirds of all shares of stock of the Company entitled to vote at a meeting of shareholders, voting together as a single class. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 4.02(b) shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.

     (c) Any vacancies in the Board of Directors, for any reason, and any newly created directorships resulting from any increase in the number of directors (to the extent permitted by law) shall be filled by the Board of Directors, acting by not less than a majority of the directors then in office, even if less than a quorum (which majority may consist of a sole remaining director). Any directors so chosen to fill any such vacancies or newly created directorships shall, unless otherwise required by law, hold office until next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 4.02(c) shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.

     (d) At the first meeting of the Board of Directors (or unanimous consent in lieu thereof) following each annual shareholders' meeting, the Board of Directors may elect one or more advisory directors, to serve until their successors are elected and qualify, or until their earlier death or resignation. The advisory directors shall be given notice of meetings of the Board of Directors and the opportunity to attend and participate in such meetings. The advisory directors shall not be entitled to vote in respect of any matters voted in by the Board of Directors and shall not be counted for any purpose in determining the presence of any meeting or a quorum of directors or the number of members constituting the Board of Directors.

     Section 4.03.  Nominations.  No person (other than a person nominated or
     ------------   -----------
recommended for nomination by the Board of Directors or any nominating committee thereof or any person to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock which may be outstanding at some time, voting separately as a class or classes) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written notice regarding such person's nomination, together with the written consent of such person to serve as a director, is received from a shareholder of record by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) such other information in respect of such nominee as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of any individual nominated as a director of the Company and for whom proxies are solicited by the board of directors. The Chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4.04.  Regular Meetings.  Regular meetings of the Board of
     ------------   ----------------
Directors shall be held immediately following each annual meeting of shareholders, at the place of such annual meeting, and at such other times and places, within or without the State of Texas, as the Board of Directors shall determine. No notice of any kind of such regular meetings is required to be given to either old or new members of the Board of Directors.

     Section 4.05.  Special Meetings.  Special meetings of the Board of
     ------------   ----------------
Directors shall be held at any time pursuant to call of the Chairman of the Board and Chief Executive Officer, the President or four directors. The Secretary shall give notice of each special meeting to each director at the director's usual business or residence address by mail at least seven (7) days before such meeting, or in person, by telegraph, telex or telephone at least one
(1) day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receipt by such person or persons of all notice required to be given with respect to such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.06.  Quorum and Voting.  A majority of the number of directors
     ------------   -----------------
fixed by these Bylaws shall constitute a quorum of the Board of Directors for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be and constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.07.  Procedure at Meetings.  The Board of Directors, at each
     ------------   ---------------------
regular meeting held immediately following the annual meeting of shareholders, may appoint one of their number as chairman. The chairman, if one is appointed, shall preside at meetings of the Board. In his absence at any meeting or if a chairman is not appointed, any officer authorized by these Bylaws or any member of the Board selected by the members present shall preside. The Secretary of the Company shall act as secretary at all meetings of the Board.
In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the Board may from time to time determine.

     Section 4.08.  Presumption of Assent.  Any director of the Company who is
     ------------   ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting, or unless the director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such written dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 4.09.  Compensation.  The directors may be paid their expenses, if
     ------------   ------------
any, of attendance at each meeting of the Board of Directors or at any meeting of the Executive Committee or any other committee of the Board of Directors, if any, to which such director may be elected in accordance with Section 4.10 or
4.11 of these Bylaws and may be paid a fixed sum for attendance at each meeting of the Board of Directors and, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, such other compensation as may from time to time be fixed by the Board of Directors. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     Section 4.10.  Executive Committee.  The Board of Directors, by resolution
     ------------   -------------------
adopted by a majority of the full Board of Directors, may designate an Executive Committee, which committee shall consist of one or more of the directors of the Company and may consist of one or more of the directors of the Company as alternative members, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of the Executive Committee. The Executive Committee may exercise such authority of the Board of Directors in the conduct of the business and affairs of the Company as the Board of Directors may, by resolution duly adopted, delegate to it, except as prohibited or limited by law. The designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Any member of the Executive Committee may be removed, with or without cause, at any time by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Company. Members of the Executive Committee shall receive such compensation as may be approved by the Board of Directors for such service and will be reimbursed for reasonable expenses actually incurred by reason of membership on the Executive Committee.

     Section 4.11.  Other Committees.  The Board of Directors, by resolution
     ------------   ----------------
adopted by a majority of the full Board of Directors, may designate from among its members one or more additional committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitation imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Such committees may exercise such authority of the Board of Directors in the conduct of the business and affairs of the Company as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited or limited by law. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Any member of such a committee may be removed, with or without cause, at any time by the Board of Directors. Each such committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors when required. The minutes of the proceedings of each such committee shall be placed in the minute book of the Company. Members of any such committees shall receive such compensation as may be approved by the Board of Directors for such service and will be reimbursed for reasonable expenses actually incurred by reason of membership on such committee.

     Section 4.12.  Action Without a Meeting.  Any action required by statute to
     ------------   ------------------------
be taken at a meeting of the Board of Directors of the Company, or which may be taken at such meeting or at a meeting of any committee appointed by the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

                                   ARTICLE V

                                   OFFICERS
                                   --------

     Section 5.01.  Number.  The officers of the Company shall consist of a
     ------------   ------
Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled any office or offices, except those of President, Treasurer and Secretary. Two or more offices may be held by the same person.

     Section 5.02.  Election; Term; Qualification.  Officers shall be chosen by
     ------------   -----------------------------
the Board of Directors annually at the first meeting of the Board of Directors following each annual shareholders' meeting. Each officer shall hold office until a successor has been chosen and qualified, or until the officer's death, resignation, or removal.

     Section 5.03.  Removal.  Any officer or agent elected or appointed by the
     ------------   -------
Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.04.  Vacancies.  Any vacancy in any office for any cause may be
     ------------   ---------
filled by the Board of Directors at any meeting.

     Section 5.05.  Duties.  The officers of the Company shall have such powers
     ------------   ------
and duties, except as modified by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors and by these Bylaws.

     Section 5.06.  The Chairman of the Board and Chief Executive Officer.  The
     ------------   -----------------------------------------------------
Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Company, shall have general direction of the business and affairs of the Company and general supervision over its several officers, subject, however, to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board and Chief Executive Officer may sign, with the Secretary or an Assistant Secretary, certificates representing shares of stock of the Company. The Chairman of the Board and Chief Executive Officer shall execute and deliver, in the name and on behalf of the Company, (i) contracts or other instruments authorized by the Board of Directors, and (ii) contracts or instruments in the usual and regular course of business, pursuant to Section 6.02 hereof, except in cases when the execution and delivery thereof shall be expressly delegated or permitted by the Board of Directors or by these Bylaws to some other officer or agent of the Company, and, in general, shall perform all duties incident to the office of Chairman of the Board and Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

     Section 5.07.  The President.  The President shall be the chief operating
     ------------   -------------
officer of the Company. The President shall in the absence of the Chairman of the Board and Chief Executive Officer, perform the duties and exercise the power of the Chairman of the Board and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The President may sign certificates of stock of the Company.

     Section 5.08.  The Vice Presidents.  At the request of the Chairman of the
     ------------   -------------------
Board and Chief Executive Officer or the President, or in their absence or disability, the Vice Presidents, or any of them, in the order of their election or in any other order determined by the Board of Directors, shall perform the duties of the Chairman of the Board and Chief Executive Officer or the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chairman of the Board and Chief Executive Officer or the President. Any action taken by a Vice President in the performance of the duties of the Chairman of the Board and Chief Executive Officer or the President shall be conclusive evidence of the absence or inability to act of the Chairman of the Board and Chief Executive Officer or the President at the time such action was taken. The Vice Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the Chairman of the Board and Chief Executive Officer or the President. A Vice President may sign, with the Secretary or an Assistant Secretary, certificates representing shares of stock of the Company.

     Section 5.09.  Secretary.  The Secretary shall keep the minutes of all
     ------------   ---------
meetings of the shareholders, of the Board of Directors, and of the Executive Committee, if any, and any other committees of the Board of Directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be the custodian of the corporate records and of the seal, if any, of the Company and shall see, if the Company has a seal, that the seal of the Company is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized. The Secretary shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director upon application at the principal business office of the Company during business hours, and, in general, shall perform all duties and exercise all powers incident to the office of Secretary and such other duties and powers as the Board of Directors or the President from time to time may assign to or confer upon him.

     Section 5.10.  Treasurer.  The Treasurer shall keep complete and accurate
     ------------   ---------
records of account, showing at all times the financial condition of the Company. The Treasurer shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

     Section 5.11.  Assistant Officers.  Any Assistant Secretary or Assistant
     ------------   ------------------
Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

     Section 5.12.  Salaries.  The salaries or other compensation of the
     ------------   --------
officers of the Company shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

     Section 5.13.  Bonds of Officers.  The Board of Directors may secure the
     ------------   -----------------
fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

     Section 5.14.  Delegation.  The Board of Directors may delegate temporarily
     ------------   ----------
the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer of the Company, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee of the Company, subject to the general supervision of such officer.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     Section 6.01.  Dividends and Other Distributions.  Dividends and other
     ------------   ---------------------------------
distributions on or with respect to the outstanding shares of stock of the Company, subject to the provisions of the Texas Business Corporation Act and of the Articles of Incorporation, if any, concerning same, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in the Company's own shares, except as otherwise provided by law. Subject to limitations upon the authority of the Board of Directors imposed by law or by the Articles of Incorporation, the declaration and provision for payment of dividends shall be at the discretion of the Board of Directors. Any dividend or other distribution declared pursuant to this Section 6.01 shall be payable to the persons registered as shareholders of the Company on the Company's share transfer records as of the record date for such dividend or other distribution as set pursuant to these Bylaws, and the person in whose name shares are registered in the share transfer records of the Company as of such record date shall be deemed to be the owner of the shares so registered in his name at such time.

     Section 6.02.  Contracts.  The Chairman of the Board and Chief Executive
     ------------   ---------
Officer and the President shall have the power and authority to execute and deliver, in the name and on behalf of the Company, contracts or instruments in the usual and regular course of business, and, in addition, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or may be confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

     Section 6.03.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     ------------   --------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

     Section 6.04.  Depositories.  All funds of the Company shall be deposited
     ------------   ------------
from time to time to the credit of the Company in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining with any such depository as it may designate of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

     Section 6.05.  Endorsement of Stock Certificates.  Subject to the specific
     ------------   ---------------------------------
directions of the Board of Directors, any certificate representing any share or shares of stock issued by a corporation and owned by the Company, including reacquired shares of the Company's own stock, may, for sale or transfer, be endorsed in the name of the Company by the Chairman of the Board and Chief Executive Officer, the President or any Vice President, and such endorsement may be attested or witnessed by the Secretary or any Assistant Secretary, either with or without the affixing thereto of the corporate seal of the Company.

     Section 6.06.  Corporate Seal.  The Board of Directors may by resolution
     ------------   --------------
adopt a corporate seal for the Company, but the Company shall not be required to have a corporate seal. The corporate seal, if any, of the Company shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to or in any manner reproduced upon instruments of any nature required to be executed by officers of the Company.

     Section 6.07.  Fiscal Year.  The fiscal year of the Company shall begin and
     ------------   -----------
end on such dates as the Board of Directors at any time shall determine.

     Section 6.08.  Books and Records.  The Company shall keep correct and
     ------------   -----------------
complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 6.09.  Resignations.  Any director or officer of the Company may
     ------------   ------------
resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is so specified, at the time of receipt by the President or Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 6.10.  Indemnification of Officers and Directors.
     ------------   -----------------------------------------

          (a) The Company shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal to such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, such actions, suits, proceedings, appeals, inquiries and investigations are referred to collectively as "Proceedings" and individually as "Proceeding") by reason of the fact that such person either is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with such Proceeding if it is determined that such person conducted himself in good faith, and if such conduct was in such person's official capacity as a director or officer of the Company, in a manner he reasonably believed to be in the best interests of the Company and, in all other cases, in a manner he reasonably believed was not opposed to the best interests of the Company, and, in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful, provided that if a person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) shall be limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The Company may pay or reimburse expenses incurred by a director or officer in connection with such persons appearance as a witness or other participation in a Proceeding at a time when such person is not a named defendant or respondent in such Proceeding.

          (b) The determination to be made in such subsection (a) of this
Section 6.10 shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or
(iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding. A determination as to the reasonableness of expenses (including court costs and attorneys' fees) shall be made in the same manner as the determination that indemnification is permissible; provided, however, that if the determination required to be made under subsection (a) of this Section 6.10 is made by special legal counsel, the determination as to reasonableness of expenses shall be made in the manner specified in this subsection (b)(iii) for the selection of legal counsel.

          (c) Reasonable expenses incurred by a director or officer in connection with a Proceeding, may be paid by the Company in advance of the final disposition of such Proceeding and without any of the determinations specified in subsection (b) of this Section 6.10 upon receipt by the Company of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6.10 and a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Section 6.10, which undertaking shall be an unlimited general obligation of such director or officer and may be unsecured.

          (d) The right to indemnification conferred in this Section 6.10 shall be a contract right and shall not be deemed exclusive of any other rights to which those identified may be entitled under any other law, bylaw, agreement, vote of shareholder or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while acting as a director or officer and shall continue as to a person who has ceased to be a director or officer and shall insure to the benefit of their heirs, executors and administrators of such person. Any indemnification of or advance of expenses to a director or officer in accordance with this Section 6.10 shall be reported in writing to the shareholders in accordance with the provisions of
Article 2.02-1 of the Texas Business Corporation Act or any successor provision thereto.

          (e) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against or incurred by that person in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify such person against such liability under this
Section 6.10.

          (f) The Company intends that the indemnification provided hereunder shall indemnify its officers and directors to the fullest extent possible under the Texas Business Corporation Act; and if any indemnification which would otherwise be granted by this Section 6.10 shall be disallowed by any competent court or administrative body as illegal, then any officer or director with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted under the Texas Business Corporation Act.

     Section 6.11.  Meetings by Conference Telephone.  Subject to the provisions
     ------------   --------------------------------
of these Bylaws or the laws of the State of Texas concerning notice of meetings, shareholders, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws or the laws of the State of Texas by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 6.11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                    BYLAWS
                                    ------

     Section 7.01.  Amendments.  These Bylaws may be altered, amended or
     ------------   ----------
repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the Board of Directors at any duly held meeting of the Board of Directors, or by the holders of a majority of the shares represented at any duly held meeting of shareholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting.

     Section 7.02.  Restrictions on Amendments.  Notwithstanding any other
     ------------   --------------------------
provisions of these Bylaws and in addition to any requirements of the provisions of any class or series of stock of the Company that may be outstanding, no amendment to these Bylaws shall amend, alter, change or repeal any of the provisions of this Section 7.02 or Section 4.02 of these Bylaws, nor shall any amendment increase or decrease the number of directors provided in accordance with Section 4.01(b) of these Bylaws, unless such amendment, alteration, change or repeal shall receive either (a) the affirmative vote of the holders of not less than two-thirds of all shares of stock of the Company entitled to vote at a meeting of shareholders, voting together as a single class; or (b) the affirmative vote of a majority of directors in office.

                           CERTIFICATE OF SECRETARY
                           ------------------------


          The undersigned, being the duly elected and acting Secretary of PetroCorp Incorporated hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors of said corporation, effective
August 1, 1996.

          IN WITNESS WHEREOF, I have hereunto set my hand on this 1st day of August, 1996.


                                   /s/  Craig K. Townsend
                                  ---------------------------------------------
                                  Craig K. Townsend, Secretary